SEACOAST REPORTS SECOND QUARTER 2021 RESULTS
Pipelines Expand Sequentially, in Line with a Flourishing Florida Economy
Record Quarter for Wealth Management, Interchange Income, and Growth in Transaction Account Balances

STUART, Fla., July 22, 2021 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the second quarter of 2021 of $31.4 million, or $0.56 per diluted share, a decrease of 7% compared to the first quarter of 2021, and an increase of 25% compared to the second quarter of 2020. Adjusted net income1 for the second quarter of 2021 was $33.3 million, or $0.59 per diluted share, a decrease of 6% compared to the first quarter of 2021, and an increase of 31% compared to the second quarter of 2020. The ratio of tangible common equity to tangible assets was 10.43%, tangible book value per share increased to $17.08 and Tier 1 capital increased to 18.3%.
For the second quarter of 2021, return on average tangible assets was 1.48%, return on average tangible shareholders' equity was 13.88%, and the efficiency ratio was 54.93%, compared to 1.70%, 15.62%, and 53.21%, respectively, in the prior quarter, and 1.37%, 13.47%, and 50.11%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 in the second quarter of 2021 was 1.52%, adjusted return on average tangible shareholders' equity1 was 14.27%, and the adjusted efficiency ratio1 was 53.49%, compared to 1.75%, 16.01%, and 51.99%, respectively, in the prior quarter, and 1.33%, 13.09%, and 49.60%, respectively, in the prior year quarter.
Charles M. Shaffer, Seacoast's President and CEO, said, “Our investments over the last six months in commercial banking talent and technology are evident in the pipeline growth this quarter, and we continue to see strong economic expansion in our markets. Our transaction account balances have grown $860 million from the start of the year, a reflection of the strength of our customer franchise. While this significant growth in deposits is impacting our net interest margin, our low-cost funding base positions us for success as rates increase and as demand for credit continues to expand in the coming periods.”
Mr. Shaffer further commented, “We continue to steadily build shareholder value through consistent growth in our tangible book value per share, which has increased 13% year-over-year to $17.08, overcoming the challenge of the pandemic. The Company is committed to maintaining our fortress balance sheet, supported by a robust capital position and a strictly underwritten credit portfolio. Our prudent capital levels, low cost of funds, and ample liquidity support further disciplined organic growth and opportunistic acquisitions as we move forward.”
Financial Results
Income Statement
•Net income was $31.4 million, or $0.56 per diluted share for the second quarter of 2021, compared to $33.7 million, or $0.60, for the prior quarter, and $25.1 million, or $0.47, for the prior year quarter. For the six months ended June 30, 2021, net income was $65.1 million, or $1.17 per diluted share, compared to $25.8 million, or $0.49, for the six months ended June 30, 2020. Adjusted net income1 was $33.3 million, or $0.59 per diluted share for the second quarter of 2021, compared to $35.5 million, or $0.63, for the prior quarter, and $25.5 million, or $0.48, for the prior year quarter. For the six months ended June 30, 2021, adjusted net income1 was $68.7 million, or $1.23 per diluted share, compared to $30.9 million, or $0.59, for the six months ended June 30, 2020.
•Net revenues were $81.1 million in the second quarter of 2021, a decrease of $3.2 million, or 4%, compared to the prior quarter, and a decrease of $1.2 million, or 1%, compared to the prior year quarter. For the six months ended June 30, 2021, net revenues were $165.4 million, an increase of $5.3 million, or 3%, compared to the six months ended June 30, 2020. Adjusted revenues1 were $81.2 million in the second quarter of 2021, a decrease of $3.2 million, or 4%, from the prior quarter, and an increase of $0.1 million, or 0.2%, compared to the prior year quarter. For the six months ended June 30, 2021 net revenues were $165.6 million, an increase of $6.7 million, or 4%, compared to the six months ended June 30, 2020.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Net interest income totaled $65.8 million in the second quarter of 2021, a decrease of $0.8 million, or 1%, from the prior quarter reflecting lower income from Paycheck Protection Program (“PPP”) loans, partially offset by lower interest expense on deposits. During the second quarter of 2021, net interest income included $5.1 million in interest and fees earned on PPP loans compared to $6.9 million in the first quarter of 2021. For the six months ended June 30, 2021, net interest income was $132.4 million, an increase of $2.0 million, or 2%, compared to the six months ended June 30, 2020. As of June 30, 2021, remaining deferred fees on PPP loans total $10.6 million, which will be recognized over the loans' remaining contractual maturity or earlier, as loans are forgiven.
•Net interest margin declined from 3.51% in the first quarter of 2021 to 3.23% in the second quarter of 2021, largely as the result of significant growth in transaction account deposit balances during the second quarter. This increase in funding occurred across our customer base at near-zero rates, as new clients were onboarded and existing clients continue to see expansion in cash balances. The resulting increase in liquidity negatively impacted net interest margin by 23 basis points. Excluding this increase in liquidity, the remaining decline in net interest margin is attributed to lower PPP interest and fees as a result of declining balances as PPP loans are forgiven. Excess liquidity has been partially invested through securities purchases; however, cash deployment remains disciplined and prudent, with careful reinvestment of liquidity over time. Securities yields declined by only two basis points to 1.63% in the second quarter of 2021. Non-PPP loan yields declined by only one basis point to 4.36% during the second quarter of 2021. Offsetting and favorable was the decline in the cost of deposits from 13 basis points in the first quarter of 2021 to eight basis points in the second quarter of 2021. The effect on net interest margin of accretion of purchase discounts on acquired loans was an increase of 14 basis points in the second quarter compared to an increase of 15 basis points in the prior quarter. The effect on net interest margin of interest and fees on PPP loans was an increase of six basis points in the second quarter and an increase of 11 basis points in the prior quarter.
•Noninterest income totaled $15.3 million in the second quarter of 2021, a decrease of $2.3 million, or 13%, compared to the prior quarter, and an increase of $0.3 million, or 2%, compared to the prior year quarter. For the six months ended June 30, 2021, noninterest income was $33.0 million, an increase of $3.3 million, or 11%, compared to the six months ended June 30, 2020. Results for the second quarter of 2021 included the following:
▪Interchange revenue reached a new record of $4.1 million, compared to $3.8 million in the prior quarter, reflecting higher transactional volume and higher per-card spending, both indicative of the strength and confidence in our consumer and small business franchise.
▪Wealth management income increased to a record $2.4 million in the current quarter, compared to $2.3 million in the first quarter of 2021. The team continues to deliver strong growth in assets under management, which increased $133 million quarter-over-quarter, bringing total assets under management to $1.2 billion. The team is successfully winning business with commercial relationships and high net worth families across the Company’s footprint.
▪Mortgage banking fees were $3.0 million, compared to $4.2 million in the prior quarter, due to slowing refinance activity and low housing inventory levels.
▪Other income declined by $1.5 million in the second quarter of 2021, reflecting the impact in the first quarter of 2021 of $1.7 million in income associated with the resolution of contingencies on two loans acquired in 2017.
•The provision for credit losses was a net benefit of $4.9 million in the second quarter of 2021, compared to a net benefit of $5.7 million in the prior quarter, and provision expense of $7.6 million in the prior year quarter. The ratio of allowance for credit losses to total loans declined to 1.49% at June 30, 2021, compared to 1.53% at March 31, 2021 and 1.58% at June 30, 2020. Excluding PPP loans, the ratio declined to 1.60% at June 30, 2021, compared to 1.71% at March 31, 2021 and 1.76% at June 30, 2020, reflecting a continued improvement in the economic outlook.
•Noninterest expense was $45.8 million in the second quarter of 2021, a decrease of $0.3 million, or 1%, compared to the prior quarter, and an increase of $3.4 million, or 8%, compared to the prior year quarter. For the six months ended June 30, 2021, noninterest expense was $91.9 million, an increase of $1.7 million, or 2%,
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

compared to the six months ended June 30, 2020. Changes from the first quarter of 2021 consisted of the following:
▪Salaries and wages increased $1.6 million, or 7%, to $23.0 million. In the first quarter of 2021, PPP loan production resulted in higher deferrals of related salary costs, impacting the first quarter by $1.9 million. This deferral slowed in the second quarter, as the PPP program ended.
▪Employee benefits decreased $1.0 million, or 21%, with the prior quarter reflecting the seasonal impact of higher payroll taxes and 401(k) plan contributions.
▪Occupancy expenses decreased $0.5 million, or 13%. Three branch consolidations were completed in the first quarter of 2021, resulting in associated charges in the first quarter of $0.3 million.
▪Legal and professional fees decreased by $0.4 million, or 15%, compared to the first quarter, reflecting lower legal fees, including a $0.1 million decrease in merger-related costs.
•Seacoast recorded $8.8 million of income tax expense in the second quarter of 2021, compared to $10.2 million in the prior quarter and $7.2 million in the second quarter of 2020. A tax benefit related to stock-based compensation totaled $0.6 million in the second quarter of 2021, compared to a tax benefit of $0.1 million in the first quarter of 2021, and tax expense of $0.2 million in the second quarter of 2020.
•The ratio of net adjusted noninterest expense1 to average tangible assets was 1.98% in the second quarter of 2021, compared to 2.16% in the prior quarter and 2.11% in the second quarter of 2020.
•The efficiency ratio was 54.93% compared to 53.21% in the prior quarter and 50.11% in the prior year quarter. The adjusted efficiency ratio1 was 53.49% compared to 51.99% in the prior quarter and 49.60% in the prior year quarter. The Company remains committed to efficiency through disciplined, proactive management of its cost structure.

Balance Sheet
•At June 30, 2021, the Company had total assets of $9.3 billion and total shareholders' equity of $1.2 billion. Book value per share increased to $21.33 from $20.89 on March 31, 2021, and $19.45 on June 30, 2020. Tangible book value per share of $17.08 on June 30, 2021 has increased 11% on an annualized basis compared to March 31, 2021, and 13% compared to June 30, 2020.
•Debt securities totaled $1.8 billion on June 30, 2021, an increase of $252.5 million, or 16%, compared to March 31, 2021. Purchases during the quarter were primarily in agency-issued collateralized mortgage obligations and had an average yield of 1.39% and a duration of 3.1 years. The Company continues to take a prudent and disciplined approach to reinvesting liquidity.
•Loans totaled $5.4 billion on June 30, 2021, a decrease of $224.4 million, or 4%, compared to March 31, 2021. The decrease includes $243.0 million in PPP loan forgiveness during the second quarter of 2021. Removing the impact of declines in PPP loans outstanding, loans declined only $6.9 million from the prior quarter.
•Loan originations, excluding PPP, were $456.5 million in the second quarter of 2021, compared to $436.0 million in the first quarter of 2021, an increase of 5%.
▪Commercial originations during the second quarter of 2021 were $193.0 million, compared to $204.3 million in the first quarter of 2021 and $106.9 million in the second quarter of 2020.
▪Consumer originations in the second quarter of 2021 increased to $63.7 million from $46.7 million in the first quarter of 2021, and $58.0 million in the second quarter of 2020.
▪Residential loans originated for sale in the secondary market totaled $120.1 million in the second quarter of 2021, compared to $138.3 million in the first quarter of 2021, and $122.5 million in the second quarter of 2020. While we expect to continue to see the benefit of the inflow of new residents and businesses into Florida, refinance activity has slowed from the peaks seen in the last several quarters, and housing inventory is low.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

▪Closed residential loans retained in the portfolio totaled $79.7 million in the second quarter of 2021, compared to $46.6 million in the first quarter of 2021, and $23.5 million in the second quarter of 2020.
•Pipelines (loans in underwriting and approval or approved and not yet closed) totaled $468.5 million on June 30, 2021, an increase of 8% from March 31, 2021 and an increase of 83% from June 30, 2020.
▪Commercial pipelines were $322.0 million as of June 30, 2021, an increase of 34% from $240.9 million at March 31, 2021 and an increase of 175% from $117.0 million at June 30, 2020. With significant economic growth in the State of Florida and the addition of top talent across our footprint, we expect production to increase in the second half of 2021.
▪Consumer pipelines were $31.7 million as of June 30, 2021, compared to $28.1 million at March 31, 2021 and $30.6 million at June 30, 2020.
▪Residential saleable pipelines were $60.6 million as of June 30, 2021, compared to $92.1 million at March 31, 2021 and $94.7 million at June 30, 2020. Retained residential pipelines were $54.1 million as of June 30, 2021, compared to $72.4 million at March 31, 2021 and $13.2 million at June 30, 2020.
•Total deposits were $7.8 billion as of June 30, 2021, an increase of $450.7 million, or 6%, compared to March 31, 2021.
▪The overall cost of deposits declined to 8 basis points in the second quarter of 2021 from 13 basis points in the prior quarter.
▪Total transaction account balances increased $382.9 million, or 9%, quarter-over-quarter, and at June 30, 2021 represent 60% of overall deposit funding. The increase in funding occurred across our customer base at near-zero rates, as new clients were onboarded and existing clients continue to see expansion in cash balances.
▪Interest-bearing deposits (interest-bearing demand, savings, and money market deposits) increased $295.1 million, or 7%, quarter-over-quarter to $4.4 billion, noninterest-bearing demand deposits increased $266.9 million, or 10%, to $3.0 billion, and CDs (excluding brokered) declined $37.8 million, or 7%, to $481.7 million.
▪As of June 30, 2021, deposits per banking center were $163 million, compared to $154 million at March 31, 2021 and $133 million on June 30, 2020.
Asset Quality
•Nonperforming loans decreased by $2.4 million to $32.9 million at June 30, 2021. Nonperforming loans to total loans outstanding were 0.61% at June 30, 2021, 0.62% at March 31, 2021, and 0.52% at June 30, 2020.
•Nonperforming assets to total assets were 0.49% at June 30, 2021, 0.58% at March 31, 2021, and 0.57% at June 30, 2020.
•The ratio of allowance for credit losses to total loans was 1.49% at June 30, 2021, 1.53% at March 31, 2021, and 1.58% at June 30, 2020. Excluding PPP loans, the ratio of allowance for credit losses to total loans at June 30, 2021, was 1.60%, compared to 1.71% at March 31, 2021 and 1.76% at June 30, 2020. The decline in coverage reflects continued improvement in the economic outlook.
•Net charge-offs were $0.7 million, or 0.05%, of average loans for the second quarter of 2021 compared to $0.4 million, or 0.03%, of average loans in the first quarter of 2021 and $1.8 million, or 0.12%, of average loans in the second quarter of 2020. Net charge-offs for the four most recent quarters averaged 0.10%.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Excluding PPP loans, Seacoast's average commercial loan size is $420 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance at 24% and 164% of total bank-level risk-based capital, respectively, compared to 23% and 168%
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

respectively, in the first quarter of 2021. On a consolidated basis, construction and land development and commercial real estate loans represent 22% and 150%, respectively, of total consolidated risk-based capital.
Capital and Liquidity
•The tier 1 capital ratio increased to 18.3% from 18.1% at March 31, 2021, and 16.4% at June 30, 2020. The total capital ratio was 19.2% and the tier 1 leverage ratio was 11.7% at June 30, 2021.
•Cash and cash equivalents at June 30, 2021 totaled $1.4 billion, an increase of $469.5 million, or 48%, from March 31, 2021, largely the result of increased deposit balances during the quarter.
•Tangible common equity to tangible assets was 10.43% at June 30, 2021, compared to 10.71% at March 31, 2021 and 10.19% at June 30, 2020. The ratio declined quarter-over-quarter largely as a result of a continued increase in liquidity on the balance sheet. The Company will deploy this liquidity in a disciplined and prudent manner.
•At June 30, 2021, the Company had available unsecured lines of credit of $135.0 million and lines of credit under lendable collateral value of $1.7 billion. Additionally, $1.5 billion of debt securities and $688.4 million of residential and commercial real estate loans are available as collateral for potential borrowings.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20
Selected Balance Sheet Data:
Total Assets	$9,316,833	$8,811,820	$8,342,392	$8,287,840	$8,084,013
Gross Loans	5,437,049	5,661,492	5,735,349	5,858,029	5,772,052
Total Deposits	7,836,436	7,385,749	6,932,561	6,914,843	6,666,783

Performance Measures:
Net Income	$31,410	$33,719	$29,347	$22,628	$25,080
Net Interest Margin	3.23%	3.51%	3.59%	3.40%	3.70%
Average Diluted Shares Outstanding	55,901	55,992	55,739	54,301	53,308
Diluted Earnings Per Share (EPS)	$0.56	$0.60	$0.53	$0.42	$0.47
Return on (annualized):
Average Assets (ROA)	1.40%	1.61%	1.39%	1.11%	1.27%
Average Tangible Assets (ROTA)[2]	1.48	1.70	1.49	1.20	1.37
Average Tangible Common Equity (ROTCE)[2]	13.88	15.62	13.87	11.35	13.47
Tangible Common Equity to Tangible Assets[2]	10.43	10.71	11.01	10.67	10.19
Tangible Book Value Per Share[2]	$17.08	$16.62	$16.16	$15.57	$15.11
Efficiency Ratio	54.93%	53.21%	48.23%	61.65%	50.11%

Adjusted Operating Measures[1]:
Adjusted Net Income	$33,251	$35,497	$30,700	$27,336	$25,452
Adjusted Diluted EPS	0.59	0.63	0.55	0.50	0.48
Adjusted ROTA[2]	1.52%	1.75%	1.50%	1.38%	1.33%
Adjusted ROTCE[2]	14.27	16.01	14.00	13.06	13.09
Adjusted Efficiency Ratio	53.49	51.99	48.75	54.82	49.60
Net Adjusted Noninterest Expense as a Percent of Average Tangible Assets[2]	1.98	2.16	2.00	2.24	2.11

Other Data:
Market capitalization[3]	$1,893,141	$2,003,866	$1,626,913	$994,690	$1,081,009
Full-time equivalent employees	946	953	965	968	924
Number of ATMs	75	75	77	77	76
Full-service banking offices	48	48	51	51	50
Registered online users	129,568	126,352	123,615	121,620	117,273
Registered mobile devices	122,815	117,959	115,129	110,241	108,062
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

Second Quarter Strategic Highlights
Legacy Bank of Florida Acquisition
Seacoast’s balanced growth strategy, combining organic growth with value-creating acquisitions, continues to benefit shareholders and expand the franchise across Florida. The upcoming acquisition of Legacy Bank of Florida, which is expected to close in the third quarter of 2021, will add experienced bankers in the rapidly growing South Florida market, and should further support disciplined, profitable growth for the Company.
Capitalizing on Seacoast’s Early Commitment to Digital Transformation
•Seacoast and its customers are benefiting from the Company’s automated online PPP forgiveness solution, which streamlines the process for clients while integrating with Seacoast’s existing technology infrastructure. In the second quarter of 2021, Seacoast processed $243 million in PPP loan forgiveness.
•The Company completed a significant investment in its nCino digital commercial loan origination platform. This investment will accelerate speed to market, provide a quicker renewal process, and provide a streamlined workflow for bankers and underwriters.
Scaling and Evolving Our Culture
•Seacoast recently announced the continued expansion of its commercial banking leadership team with three new additions, each bringing significant market expertise and has been successful in developing high performing commercial banking teams.
•James Norton joined Seacoast as executive vice president and commercial real estate executive. James brings 20 years of experience in commercial real estate to Seacoast Bank. Most recently, James served as a real estate banking director covering the Mid-Atlantic market at JPMorgan Chase. He previously served in executive positions with the BB&T Corporation, IronStone Bank, and SunTrust Bank in the Southeast region. Based out of Tampa, James led the expansion of BB&T’s commercial real estate business in Florida prior to relocating to the Mid-Atlantic region.
•Chris Rolle joined Seacoast as president of the West Florida region, covering the west coast from the Tampa Bay area to Naples-Ft. Myers. Rolle is a former executive at Synovus Bank, Florida Community Bank, and the BB&T Corporation covering both the Tampa-St. Petersburg and Orlando MSAs.
•Robert Hursh joined Seacoast as market president for Pinellas County (St. Petersburg/Clearwater). Robert, a Pinellas County native, has more than 20 years of experience in leading commercial banking teams in the Tampa-St. Petersburg MSA, most recently as senior vice president with Synovus Bank.
•The Company also added two new operational leaders to support growth.
•Anthony Cavallaro joined Seacoast as senior vice president and operations executive and brings more than 25 years of experience, having led operations and risk management teams at Civista Bank and KeyBank.
•Robert Walla joined Seacoast as senior vice president and director of loan operations. Bob brings 30 years of operations leadership, most recently at First Midwest Bank in Chicago, Illinois.
•During the second quarter, Seacoast Bank was named among the Orlando Business Journal's 2021 Best Places to Work. This recognition acknowledges Seacoast’s commitment to employees’ well-being, especially throughout the pandemic, as well as the Company’s numerous diversity and inclusion initiatives.
•Seacoast was also recently recognized as part of the Human Rights Campaign Foundation’s 2021 Corporate Equality Index as a Best Place to Work for LGBTQ Equality, earning a top score of 100%.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on July 23, 2021 at 10:00 a.m. (Eastern Time) to discuss the second quarter 2021 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode: 7461 099#; host: Charles Shaffer). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com     by selecting "Presentations" under the heading "News/Events." A replay of the call will be available for one month, beginning late afternoon on July 23, 2021, and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information,” using the passcode 50182591.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading “Corporate Information.” Beginning late afternoon on July 23, 2021, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $9.3 billion in assets and $7.8 billion in deposits as of June 30, 2021. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 48 traditional branches of its locally-branded, wholly-owned subsidiary bank, Seacoast National Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Additional Information
Seacoast has filed a registration statement on Form S-4, as amended, with the United States Securities and Exchange Commission (the "SEC") in connection with the proposed merger of Legacy Bank of Florida ("Legacy Bank") with and into Seacoast Bank. The registration statement in connection with the Legacy Bank merger includes a proxy statement of Legacy Bank and a prospectus of Seacoast. A definitive proxy statement/prospectus has been mailed to shareholders of Legacy Bank. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENTS/PROSPECTUSES AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS/PROSPECTUSES BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain (when available) these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.

Legacy Bank, its directors, and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger of Legacy Bank with and into Seacoast Bank. Information regarding the participants in the proxy solicitation of Legacy Bank and a description of its direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, loan growth, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired, or expect to acquire, including Legacy Bank of Florida, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and any variants thereof and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse impact of COVID-19 (economic and otherwise); governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; changes in accounting policies, rules and practices, including the impact of the adoption of CECL; our participation in the Paycheck Protection Program ("PPP"); the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changing retail distribution strategies, customer preferences and behavior; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

The risks relating to the Legacy Bank of Florida proposed merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that the merger is not completed at all; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectation; the risk of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures on solicitations of customers by competitors; as well as difficulties and risks inherent with entering new markets.

Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others described above, macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the duration and severity of the impact on public health, the U.S. and global economies, financial markets and consumer and corporate customers and clients, including economic activity and employment, as well as the various actions taken in response by governments, central banks and others, including Seacoast, and the precautionary statements included in this release.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2020 and quarterly report on Form 10-Q for the quarter ended March 31, 2021 under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except ratios and per share data)	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20	2Q'21	2Q'20

Summary of Earnings
Net income	$31,410	$33,719	$29,347	$22,628	$25,080	$65,129	$25,789
Adjusted net income[1]	33,251	35,497	30,700	27,336	25,452	68,748	30,914
Net interest income[2]	65,933	66,741	68,903	63,621	67,388	132,674	130,679
Net interest margin[2,3]	3.23%	3.51%	3.59%	3.40%	3.70%	3.37%	3.81%

Performance Ratios
Return on average assets-GAAP basis[3]	1.40%	1.61%	1.39%	1.11%	1.27%	1.50%	0.69%
Return on average tangible assets-GAAP basis[3,4]	1.48	1.70	1.49	1.20	1.37	1.58	0.78
Adjusted return on average tangible assets[1,3,4]	1.52	1.75	1.50	1.38	1.33	1.63	0.86
Net adjusted noninterest expense to average tangible assets[1,3,4]	1.98	2.16	2.00	2.24	2.11	2.07	2.28

Return on average shareholders' equity-GAAP basis[3]	10.76	12.03	10.51	8.48	9.96	11.39	5.17
Return on average tangible common equity-GAAP basis[3,4]	13.88	15.62	13.87	11.35	13.47	14.73	7.27
Adjusted return on average tangible common equity[1,3,4]	14.27	16.01	14.00	13.06	13.09	15.12	8.02
Efficiency ratio[5]	54.93	53.21	48.23	61.65	50.11	54.05	54.88
Adjusted efficiency ratio[1]	53.49	51.99	48.75	54.82	49.60	52.72	51.53
Noninterest income to total revenue (excluding securities gains/losses)	18.94	21.07	17.85	21.06	17.00	20.03	17.90
Tangible common equity to tangible assets[4]	10.43	10.71	11.01	10.67	10.19	10.43	10.19
Average loan-to-deposit ratio	74.13	81.39	84.48	87.83	88.48	77.62	90.59
End of period loan-to-deposit ratio	69.93	77.48	83.72	85.77	87.40	69.93	87.40

Per Share Data
Net income diluted-GAAP basis	$0.56	$0.60	$0.53	$0.42	$0.47	$1.17	$0.49
Net income basic-GAAP basis	0.57	0.61	0.53	0.42	0.47	1.18	0.49
Adjusted earnings[1]	0.59	0.63	0.55	0.50	0.48	1.23	0.59

Book value per share common	21.33	20.89	20.46	19.91	19.45	21.33	19.45
Tangible book value per share	17.08	16.62	16.16	15.57	15.11	17.08	15.11
Cash dividends declared	0.13	—	—	—	—	0.13	—

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20	2Q'21	2Q'20

Interest on securities:
Taxable	$6,559	$6,298	$6,477	$6,972	$7,573	$12,857	$16,269
Nontaxable	147	148	86	125	121	295	243
Fees on PPP loans	3,877	5,390	3,603	161	4,010	9,267	4,010
Interest on PPP loans	1,251	1,496	1,585	1,558	1,058	2,747	1,058
Interest and fees on loans - excluding PPP loans	55,220	55,412	60,407	58,768	59,776	110,632	123,216
Interest on federal funds sold and other investments	709	586	523	556	684	1,295	1,418
Total Interest Income	67,763	69,330	72,681	68,140	73,222	137,093	146,214

Interest on deposits	980	1,065	1,228	1,299	1,203	2,045	4,393
Interest on time certificates	524	1,187	2,104	2,673	3,820	1,711	8,588
Interest on borrowed money	457	468	558	665	927	925	2,784
Total Interest Expense	1,961	2,720	3,890	4,637	5,950	4,681	15,765

Net Interest Income	65,802	66,610	68,791	63,503	67,272	132,412	130,449
Provision for credit losses	(4,855)	(5,715)	1,900	(845)	7,611	(10,570)	37,124
Net Interest Income After Provision for Credit Losses	70,657	72,325	66,891	64,348	59,661	142,982	93,325

Noninterest income:
Service charges on deposit accounts	2,338	2,338	2,423	2,242	1,939	4,676	4,764
Interchange income	4,145	3,820	3,596	3,682	3,187	7,965	6,433
Wealth management income	2,387	2,323	1,949	1,972	1,719	4,710	3,586
Mortgage banking fees	2,977	4,225	3,646	5,283	3,559	7,202	5,767
Marine finance fees	177	189	145	242	157	366	303
SBA gains	232	287	113	252	181	519	320
BOLI income	872	859	889	899	887	1,731	1,773
Other	2,249	3,744	2,187	2,370	2,147	5,993	5,499
	15,377	17,785	14,948	16,942	13,776	33,162	28,445
Securities (losses) gains, net	(55)	(114)	(18)	4	1,230	(169)	1,249
Total Noninterest Income	15,322	17,671	14,930	16,946	15,006	32,993	29,694

Noninterest expenses:
Salaries and wages	22,966	21,393	21,490	23,125	20,226	44,359	43,924
Employee benefits	3,953	4,980	3,915	3,995	3,379	8,933	7,634
Outsourced data processing costs	4,676	4,468	4,233	6,128	4,059	9,144	8,692
Telephone / data lines	838	785	774	705	791	1,623	1,505
Occupancy	3,310	3,789	3,554	3,858	3,385	7,099	6,738
Furniture and equipment	1,166	1,254	1,317	1,576	1,358	2,420	2,981
Marketing	1,002	1,168	1,045	1,513	997	2,170	2,275
Legal and professional fees	2,182	2,582	509	3,018	2,277	4,764	5,640
FDIC assessments	515	526	528	474	266	1,041	266
Amortization of intangibles	1,212	1,211	1,421	1,497	1,483	2,423	2,939
Foreclosed property expense and net (gain) loss on sale	(90)	(65)	1,821	512	245	(155)	(70)
Provision for credit losses on unfunded commitments	—	—	(795)	756	178	—	224
Other	4,054	4,029	3,869	4,517	3,755	8,083	7,449
Total Noninterest Expense	45,784	46,120	43,681	51,674	42,399	91,904	90,197

Income Before Income Taxes	40,195	43,876	38,140	29,620	32,268	84,071	32,822
Income taxes	8,785	10,157	8,793	6,992	7,188	18,942	7,033

Net Income	$31,410	$33,719	$29,347	$22,628	$25,080	$65,129	$25,789

Per share of common stock:

Net income diluted	$0.56	$0.60	$0.53	$0.42	$0.47	$1.17	$0.49
Net income basic	0.57	0.61	0.53	0.42	0.47	1.18	0.49
Cash dividends declared	0.13	—	—	—	—	0.13	—

Average diluted shares outstanding	55,901	55,992	55,739	54,301	53,308	55,827	52,807
Average basic shares outstanding	55,421	55,271	55,219	53,978	52,985	55,347	52,394

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2021	2021	2020	2020	2020

Assets
Cash and due from banks	$97,468	$89,123	$86,630	$81,692	$84,178
Interest bearing deposits with other banks	1,351,377	890,202	317,458	227,876	440,142
Total Cash and Cash Equivalents	1,448,845	979,325	404,088	309,568	524,320

Time deposits with other banks	750	750	750	2,247	2,496

Debt Securities:
Available for sale (at fair value)	1,322,776	1,051,396	1,398,157	1,286,858	976,025
Held to maturity (at amortized cost)	493,467	512,307	184,484	207,376	227,092
Total Debt Securities	1,816,243	1,563,703	1,582,641	1,494,234	1,203,117

Loans held for sale	42,793	60,924	68,890	73,046	54,943

Loans	5,437,049	5,661,492	5,735,349	5,858,029	5,772,052
Less: Allowance for credit losses	(81,127)	(86,643)	(92,733)	(94,013)	(91,250)
Net Loans	5,355,922	5,574,849	5,642,616	5,764,016	5,680,802

Bank premises and equipment, net	69,392	70,385	75,117	76,393	69,041
Other real estate owned	12,804	15,549	12,750	15,890	15,847
Goodwill	221,176	221,176	221,176	221,176	212,146
Other intangible assets, net	14,106	15,382	16,745	18,163	17,950
Bank owned life insurance	158,506	132,634	131,776	130,887	127,954
Net deferred tax assets	21,839	24,497	23,629	25,503	21,404
Other assets	154,457	152,646	162,214	156,717	153,993
Total Assets	$9,316,833	$8,811,820	$8,342,392	$8,287,840	$8,084,013

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$2,952,160	$2,685,247	$2,289,787	$2,400,744	$2,267,435
Interest-bearing demand	1,763,884	1,647,935	1,566,069	1,385,445	1,368,146
Savings	811,516	768,362	689,179	655,072	619,251
Money market	1,807,190	1,671,179	1,556,370	1,457,078	1,232,892
Other time certificates	335,370	373,297	425,878	457,964	445,176
Brokered time certificates	20,000	93,500	233,815	381,028	572,465
Time certificates of more than $250,000	146,316	146,229	171,463	177,512	161,418
Total Deposits	7,836,436	7,385,749	6,932,561	6,914,843	6,666,783

Securities sold under agreements to repurchase	119,973	109,171	119,609	89,508	92,125
Federal Home Loan Bank borrowings	—	—	—	35,000	135,000
Subordinated debt	71,506	71,436	71,365	71,295	71,225
Other liabilities	106,571	90,115	88,455	78,853	88,277
Total Liabilities	8,134,486	7,656,471	7,211,990	7,189,499	7,053,410

Shareholders' Equity
Common stock	5,544	5,529	5,524	5,517	5,299
Additional paid in capital	862,598	858,688	856,092	854,188	811,328
Retained earnings	314,584	290,420	256,701	227,354	204,719
Treasury stock	(10,180)	(8,693)	(8,285)	(7,941)	(8,037)
	1,172,546	1,145,944	1,110,032	1,079,118	1,013,309
Accumulated other comprehensive income, net	9,801	9,405	20,370	19,223	17,294
Total Shareholders' Equity	1,182,347	1,155,349	1,130,402	1,098,341	1,030,603
Total Liabilities & Shareholders' Equity	$9,316,833	$8,811,820	$8,342,392	$8,287,840	$8,084,013

Common shares outstanding	55,436	55,294	55,243	55,169	52,991

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20

Credit Analysis
Net charge-offs - non-acquired loans	$214	$292	$3,028	$1,112	$1,714
Net charge-offs - acquired loans	441	78	99	624	37
Total Net Charge-offs	655	370	3,127	1,736	1,751

Net charge-offs to average loans - non-acquired loans	0.02%	0.02%	0.20%	0.08%	0.12%
Net charge-offs to average loans - acquired loans	0.03	0.01	0.01	0.04	—
Total Net Charge-offs to Average Loans	0.05	0.03	0.21	0.12	0.12

Allowance for credit losses - non-acquired loans	$64,525	$66,523	$69,786	$70,388	$73,587
Allowance for credit losses - acquired loans	16,602	20,120	22,947	23,625	17,663
Total Allowance for Credit Losses	$81,127	$86,643	$92,733	$94,013	$91,250

Non-acquired loans at end of period	$4,290,622	$4,208,911	$4,196,205	$4,157,376	$4,315,892
Acquired loans at end of period	782,315	870,928	972,183	1,061,853	879,710
Paycheck Protection Program loans at end of period[1]	364,112	581,653	566,961	638,800	576,450
Total Loans	$5,437,049	$5,661,492	$5,735,349	$5,858,029	$5,772,052

Non-acquired loans allowance for credit losses to non-acquired loans at end of period	1.50%	1.58%	1.66%	1.69%	1.71%
Total allowance for credit losses to total loans at end of period	1.49	1.53	1.62	1.60	1.58
Total allowance for credit losses to total loans, excluding PPP loans	1.60	1.71	1.79	1.80	1.76
Purchase discount on acquired loans at end of period	2.98	2.93	2.86	3.01	3.29

End of Period
Nonperforming loans	$32,920	$35,328	$36,110	$36,897	$30,051
Other real estate owned	11,019	10,836	10,182	12,299	10,967
Properties previously used in bank operations included in other real estate owned	1,785	4,713	2,569	3,592	4,880
Total Nonperforming Assets	$45,724	$50,877	$48,861	$52,788	$45,898

Accruing troubled debt restructures (TDRs)	$4,037	$4,067	$4,182	$10,190	$10,338

Nonperforming Loans to Loans at End of Period	0.61%	0.62%	0.63%	0.63%	0.52%
Nonperforming Assets to Total Assets at End of Period	0.49	0.58	0.59	0.64	0.57

	June 30,	March 31,	December 31,	September 30,	June 30,
Loans	2021	2021	2020	2020	2020

Construction and land development	$234,347	$227,117	$245,108	$280,610	$298,835
Commercial real estate - owner occupied	1,127,640	1,133,085	1,141,310	1,125,460	1,076,650
Commercial real estate - non-owner occupied	1,412,439	1,438,365	1,395,854	1,394,464	1,392,787
Residential real estate	1,226,536	1,246,549	1,342,628	1,393,396	1,468,171
Commercial and financial	900,206	860,813	854,753	833,083	757,232
Consumer	171,769	173,910	188,735	192,216	201,927
Paycheck Protection Program	364,112	581,653	566,961	638,800	576,450
Total Loans	$5,437,049	$5,661,492	$5,735,349	$5,858,029	$5,772,052

[1]3Q'20 includes $54 million in Paycheck Protection Program loans acquired from Freedom Bank.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2Q'21			1Q'21			2Q'20
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,629,410	$6,559	1.61%	$1,550,457	$6,298	1.62%	$1,135,698	$7,573	2.67%
Nontaxable	25,581	186	2.90	25,932	187	2.89	19,347	152	3.14
Total Securities	1,654,991	6,745	1.63	1,576,389	6,485	1.65	1,155,045	7,725	2.68

Federal funds sold and other investments	925,323	709	0.31	377,344	586	0.63	433,626	684	0.63

Loans excluding PPP loans	5,092,897	55,313	4.36	5,149,642	55,504	4.37	5,304,381	59,861	4.54
PPP loans	505,339	5,127	4.07	609,733	6,886	4.58	424,171	5,068	4.81
Total Loans	5,598,236	60,440	4.33	5,759,375	62,390	4.39	5,728,552	64,929	4.56

Total Earning Assets	8,178,550	67,894	3.33	7,713,108	69,461	3.65	7,317,223	73,338	4.03

Allowance for credit losses	(86,042)			(91,735)			(84,965)
Cash and due from banks	327,171			255,685			103,919
Premises and equipment	70,033			74,272			71,173
Intangible assets	235,964			237,323			230,871
Bank owned life insurance	133,484			132,079			127,386
Other assets	166,686			164,622			147,395

Total Assets	$9,025,846			$8,485,354			$7,913,002

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,692,178	$235	0.06%	$1,600,490	$258	0.07%	$1,298,639	$297	0.09%
Savings	790,734	118	0.06	722,274	137	0.08	591,040	165	0.11
Money market	1,736,481	627	0.14	1,609,938	670	0.17	1,193,969	741	0.25
Time deposits	533,350	524	0.39	711,320	1,187	0.68	1,293,766	3,820	1.19
Securities sold under agreements to repurchase	115,512	35	0.12	112,834	41	0.15	74,717	34	0.18
Federal Home Loan Bank borrowings	—	—	—	—	—	—	199,698	312	0.63
Other borrowings	71,460	422	2.37	71,390	427	2.43	71,185	581	3.28

Total Interest-Bearing Liabilities	4,939,715	1,961	0.16	4,828,246	2,720	0.23	4,723,014	5,950	0.51

Noninterest demand	2,799,643			2,432,038			2,097,038
Other liabilities	116,093			88,654			79,855
Total Liabilities	7,855,451			7,348,938			6,899,907

Shareholders' equity	1,170,395			1,136,416			1,013,095

Total Liabilities & Equity	$9,025,846			$8,485,354			$7,913,002

Cost of deposits			0.08%			0.13%			0.31%
Interest expense as a % of earning assets			0.10%			0.14%			0.33%
Net interest income as a % of earning assets		$65,933	3.23%		$66,741	3.51%		$67,388	3.70%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,590,152	$12,857	1.62%	$1,144,086	$16,269	2.84%
Nontaxable	25,756	373	2.90	19,544	304	3.11
Total Securities	1,615,908	13,230	1.64	1,163,630	16,573	2.85

Federal funds sold and other investments	652,847	1,295	0.40	260,775	1,418	1.09

Loans excluding PPP loans	5,121,114	110,817	4.36	5,259,808	123,385	4.72
PPP loans	557,247	12,013	4.35	212,085	5,068	4.81
Total Loans	5,678,361	122,830	4.36	5,471,893	128,453	4.72

Total Earning Assets	7,947,116	137,355	3.49	6,896,298	146,444	4.27

Allowance for credit losses	(88,873)			(70,948)
Cash and due from banks	291,626			97,002
Premises and equipment	72,141			69,379
Intangible assets	236,640			228,791
Bank owned life insurance	132,785			126,939
Other assets	165,658			136,811

Total Assets	$8,757,093			$7,484,272

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,646,587	$493	0.06%	$1,236,285	$1,131	0.18%
Savings	756,693	255	0.07	558,883	513	0.18
Money market	1,673,559	1,297	0.16	1,161,363	2,749	0.48
Time deposits	621,844	1,711	0.55	1,222,758	8,588	1.41
Securities sold under agreements to repurchase	114,181	76	0.13	72,891	201	0.55
Federal Home Loan Bank borrowings	—	—	—	224,860	1,279	1.14
Other borrowings	71,425	849	2.40	71,149	1,304	3.69

Total Interest-Bearing Liabilities	4,884,289	4,681	0.19	4,548,189	15,765	0.70

Noninterest demand	2,616,856			1,861,126
Other liabilities	102,450			71,413
Total Liabilities	7,603,595			6,480,728

Shareholders' equity	1,153,499			1,003,544

Total Liabilities & Equity	$8,757,093			$7,484,272

Cost of deposits			0.10%			0.43%
Interest expense as a % of earning assets			0.12%			0.46%
Net interest income as a % of earning assets		$132,674	3.37%		$130,679	3.81%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2021	2021	2020	2020	2020

Customer Relationship Funding
Noninterest demand
Commercial	$2,431,928	$2,189,564	$1,821,361	$1,973,494	$1,844,288
Retail	401,988	379,257	350,783	322,559	314,723
Public funds	88,057	83,315	90,973	70,371	74,674
Other	30,187	33,111	26,670	34,320	33,750
Total Noninterest Demand	2,952,160	2,685,247	2,289,787	2,400,744	2,267,435

Interest-bearing demand
Commercial	545,797	497,047	454,909	413,513	412,846
Retail	958,619	895,853	839,958	777,078	733,772
Public funds	259,468	255,035	271,202	194,854	221,528
Total Interest-Bearing Demand	1,763,884	1,647,935	1,566,069	1,385,445	1,368,146

Total transaction accounts
Commercial	2,977,725	2,686,611	2,276,270	2,387,007	2,257,134
Retail	1,360,607	1,275,110	1,190,741	1,099,637	1,048,495
Public funds	347,525	338,350	362,175	265,225	296,202
Other	30,187	33,111	26,670	34,320	33,750
Total Transaction Accounts	4,716,044	4,333,182	3,855,856	3,786,189	3,635,581

Savings	811,516	768,362	689,179	655,072	619,251

Money market
Commercial	787,894	692,537	611,623	634,697	586,416
Retail	737,554	701,453	661,311	613,532	579,126
Brokered	187,023	197,389	196,616	141,808	—
Public funds	94,719	79,800	86,820	67,041	67,350
Total Money Market	1,807,190	1,671,179	1,556,370	1,457,078	1,232,892

Brokered time certificates	20,000	93,500	233,815	381,028	572,465
Other time certificates	481,686	519,526	597,341	635,476	606,594
	501,686	613,026	831,156	1,016,504	1,179,059
Total Deposits	$7,836,436	$7,385,749	$6,932,561	$6,914,843	$6,666,783

Customer sweep accounts	$119,973	$109,171	$119,609	$89,508	$92,125

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20	2Q'21	2Q'20

Net Income	$31,410	$33,719	$29,347	$22,628	$25,080	$65,129	$25,789

Total noninterest income	15,322	17,671	14,930	16,946	15,006	32,993	29,694
Securities losses (gains), net	55	114	18	(4)	(1,230)	169	(1,249)
Total Adjustments to Noninterest Income	55	114	18	(4)	(1,230)	169	(1,249)
Total Adjusted Noninterest Income	15,377	17,785	14,948	16,942	13,776	33,162	28,445

Total noninterest expense	45,784	46,120	43,681	51,674	42,399	91,904	90,197
Merger related charges	(509)	(581)	—	(4,281)	(240)	(1,090)	(4,793)
Amortization of intangibles	(1,212)	(1,211)	(1,421)	(1,497)	(1,483)	(2,423)	(2,939)
Business continuity expenses	—	—	—	—	—	—	(307)
Branch reductions and other expense initiatives	(663)	(449)	(354)	(464)	—	(1,112)	—
Total Adjustments to Noninterest Expense	(2,384)	(2,241)	(1,775)	(6,242)	(1,723)	(4,625)	(8,039)
Total Adjusted Noninterest Expense	43,400	43,879	41,906	45,432	40,676	87,279	82,158

Income Taxes	8,785	10,157	8,793	6,992	7,188	18,942	7,033
Tax effect of adjustments	598	577	440	1,530	121	1,175	1,665
Total Adjustments to Income Taxes	598	577	440	1,530	121	1,175	1,665
Adjusted Income Taxes	9,383	10,734	9,233	8,522	7,309	20,117	8,698
Adjusted Net Income	$33,251	$35,497	$30,700	$27,336	$25,452	$68,748	$30,914

Earnings per diluted share, as reported	$0.56	$0.60	$0.53	$0.42	$0.47	$1.17	$0.49
Adjusted Earnings per Diluted Share	0.59	0.63	0.55	0.50	0.48	1.23	0.59
Average diluted shares outstanding	55,901	55,992	55,739	54,301	53,308	55,827	52,807

Adjusted Noninterest Expense	$43,400	$43,879	$41,906	$45,432	$40,676	$87,279	$82,158
Provision for credit losses on unfunded commitments	—	—	795	(756)	(178)	—	(224)
Foreclosed property expense and net gain / (loss) on sale	90	65	(1,821)	(512)	(245)	155	70
Net Adjusted Noninterest Expense	$43,490	$43,944	$40,880	$44,164	$40,253	$87,434	$82,004

Revenue	$81,124	$84,281	$83,721	$80,449	$82,278	$165,405	$160,143
Total Adjustments to Revenue	55	114	18	(4)	(1,230)	169	(1,249)
Impact of FTE adjustment	131	131	112	118	116	262	230
Adjusted Revenue on a fully taxable equivalent basis	$81,310	$84,526	$83,851	$80,563	$81,164	$165,836	$159,124
Adjusted Efficiency Ratio	53.49%	51.99%	48.75%	54.82%	49.60%	52.72%	51.53%

Net Interest Income	$65,802	$66,610	$68,791	$63,503	$67,272	$132,412	$130,449
Impact of FTE adjustment	131	131	112	118	116	262	230
Net Interest Income including FTE adjustment	$65,933	$66,741	$68,903	$63,621	$67,388	$132,674	$130,679
Total noninterest income	15,322	17,671	14,930	16,946	15,006	32,993	29,694
Total noninterest expense	45,784	46,120	43,681	51,674	42,399	91,904	90,197
Pre-Tax Pre-Provision Earnings	$35,471	$38,292	$40,152	$28,893	$39,995	$73,763	$70,176
Total Adjustments to Noninterest Income	55	114	18	(4)	(1,230)	169	(1,249)
Total Adjustments to Noninterest Expense	(2,294)	(2,176)	(2,801)	(7,510)	(2,146)	(4,470)	(8,193)
Adjusted Pre-Tax Pre-Provision Earnings	$37,820	$40,582	$42,971	$36,399	$40,911	$78,402	$77,120

Average Assets	$9,025,846	$8,485,354	$8,376,396	$8,086,890	$7,913,002	$8,757,093	$7,484,272
Less average goodwill and intangible assets	(235,964)	(237,323)	(238,631)	(228,801)	(230,871)	(236,640)	(228,791)
Average Tangible Assets	$8,789,882	$8,248,031	$8,137,765	$7,858,089	$7,682,131	$8,520,453	$7,255,481

Return on Average Assets (ROA)	1.40%	1.61%	1.39%	1.11%	1.27%	1.50%	0.69%
Impact of removing average intangible assets and related amortization	0.08	0.09	0.10	0.09	0.10	0.08	0.09
Return on Average Tangible Assets (ROTA)	1.48	1.70	1.49	1.20	1.37	1.58	0.78
Impact of other adjustments for Adjusted Net Income	0.04	0.05	0.01	0.18	(0.04)	0.05	0.08
Adjusted Return on Average Tangible Assets	1.52	1.75	1.50	1.38	1.33	1.63	0.86

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20	2Q'21	2Q'20

Average Shareholders' Equity	$1,170,395	$1,136,416	$1,111,073	$1,061,807	$1,013,095	$1,153,499	$1,003,544
Less average goodwill and intangible assets	(235,964)	(237,323)	(238,631)	(228,801)	(230,871)	(236,640)	(228,791)
Average Tangible Equity	$934,431	$899,093	$872,442	$833,006	$782,224	$916,859	$774,753

Return on Average Shareholders' Equity	10.76%	12.03%	10.51%	8.48%	9.96%	11.39%	5.17%
Impact of removing average intangible assets and related amortization	3.12	3.59	3.36	2.87	3.51	3.34	2.10
Return on Average Tangible Common Equity (ROTCE)	13.88	15.62	13.87	11.35	13.47	14.73	7.27
Impact of other adjustments for Adjusted Net Income	0.39	0.39	0.13	1.71	(0.38)	0.39	0.75
Adjusted Return on Average Tangible Common Equity	14.27	16.01	14.00	13.06	13.09	15.12	8.02

Loan interest income[1]	$60,440	$62,390	$65,684	$60,573	$64,929	$122,830	$128,453
Accretion on acquired loans	(2,886)	(2,868)	(4,448)	(3,254)	(2,988)	(5,754)	(7,275)
Interest and fees on PPP loans	(5,127)	(6,886)	(5,187)	(1,719)	(5,068)	(12,013)	(5,068)
Loan interest income excluding PPP and accretion on acquired loans	$52,427	$52,636	$56,049	$55,600	$56,873	$105,063	$116,110

Yield on loans[1]	4.33	4.39	4.42	4.11	4.56	4.36	4.72
Impact of accretion on acquired loans	(0.21)	(0.20)	(0.30)	(0.22)	(0.21)	(0.20)	(0.27)
Impact of PPP loans	0.01	(0.04)	0.11	0.33	(0.04)	(0.02)	(0.01)
Yield on loans excluding PPP and accretion on acquired loans	4.13%	4.15%	4.23%	4.22%	4.31%	4.14%	4.44%

Net Interest Income[1]	$65,933	$66,741	$68,903	$63,621	$67,388	$132,674	$130,679
Accretion on acquired loans	(2,886)	(2,868)	(4,448)	(3,254)	(2,988)	(5,754)	(7,275)
Interest and fees on PPP loans	(5,127)	(6,886)	(5,187)	(1,719)	(5,068)	(12,013)	(5,068)
Net interest income excluding PPP and accretion on acquired loans	$57,920	$56,987	$59,268	$58,648	$59,332	$114,907	$118,336

Net Interest Margin	3.23	3.51	3.59	3.40	3.70	3.37	3.81
Impact of accretion on acquired loans	(0.14)	(0.15)	(0.23)	(0.17)	(0.16)	(0.15)	(0.25)
Impact of PPP loans	(0.06)	(0.11)	0.01	0.19	(0.08)	(0.08)	—
Net interest margin excluding PPP and accretion on acquired loans	3.03%	3.25%	3.37%	3.42%	3.46%	3.14%	3.56%

Security interest income[1]	$6,745	$6,485	$6,586	$7,129	$7,725	$13,230	$16,573
Tax equivalent adjustment on securities	(39)	(39)	(23)	(32)	(31)	(78)	(61)
Security interest income excluding tax equivalent adjustment	$6,706	$6,446	$6,563	$7,097	$7,694	$13,152	$16,512

Loan interest income[1]	$60,440	$62,390	$65,684	$60,573	$64,929	$122,830	$128,453
Tax equivalent adjustment on loans	(92)	(92)	(89)	(86)	(85)	(184)	(169)
Loan interest income excluding tax equivalent adjustment	$60,348	$62,298	$65,595	$60,487	$64,844	$122,646	$128,284

Net Interest Income[1]	$65,933	$66,741	$68,903	$63,621	$67,388	$132,674	$130,679
Tax equivalent adjustment on securities	(39)	(39)	(23)	(32)	(31)	(78)	(61)
Tax equivalent adjustment on loans	(92)	(92)	(89)	(86)	(85)	(184)	(169)
Net interest income excluding tax equivalent adjustment	$65,802	$66,610	$68,791	$63,503	$67,272	$132,412	$130,449

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.